Consent of Independent Registered Public Accounting Firm

Cascade Bancorp Employees’ 401(k) Profit Sharing Plan

Bend, Oregon

We hereby consent to the incorporation by reference in the Registration Statement on Form
S-8 (No. 333-70390) of Cascade Bancorp of our report dated June 28, 2013 relating to the financial statements and supplemental schedule of the Cascade Bancorp Employees’ 401(k) Profit Sharing Plan which appear in this Form 11-K for the year ended December 31, 2012.

/s/ BDO USA, LLP

Spokane, Washington

June 28, 2013